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                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                          SCARLET HOLDING CORPORATION

         The undersigned hereby submits this Certificate of Incorporation for the purpose of forming a business corporation under the General Corporation Law of the State of Delaware:

                                   ARTICLE I

     The name of the Corporation is Scarlet Holding Corporation.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of capital stock that the Corporation shall have the authority to issue is 1,000 shares of common stock, $.01 par value per share.

                                   ARTICLE V

         In furtherance of and not in limitation of powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

                                   ARTICLE VI

         Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any other provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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                                  ARTICLE VII

         The name and mailing address of the incorporator is Kelly L. Loving, 101 North Tryon Street, Suite 1900, Charlotte, NC 28246.

         The undersigned incorporator hereby acknowledges the foregoing Certificate of Incorporation is her act and deed and that the facts stated herein are true.

         This is the 18th day of July, 2003.

                                                 /s/ Kelly L. Loving
                                                 -----------------------------
                                                 Kelly L. Loving, Incorporator


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